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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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PACKAGING CORPORATION OF AMERICA
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACKAGING CORPORATION OF AMERICA

                      April 15, 2003

Dear PCA Shareholder:

        You are cordially invited to attend the 2003 Annual Meeting of Shareholders to be held at PCA's corporate offices, located at 1900 West Field Court, Lake Forest, Illinois, on Wednesday, May 14, 2003 at 8:30 a.m.

        Following this page is the formal notice of the meeting and PCA's Proxy Statement. Also enclosed is a proxy card, a postage-paid envelope and PCA's 2002 Annual Report to Shareholders (including PCA's Annual Report on Form 10-K).

        Your vote is important. Please return your completed proxy card in the postage-paid envelope even if you plan to attend the meeting.

                      Sincerely,

                      Paul T. Stecko
                       Chairman and
                      Chief Executive Officer

PACKAGING CORPORATION OF AMERICA
1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-3000

NOTICE OF THE
2003 ANNUAL MEETING OF SHAREHOLDERS
May 14, 2003

        The Annual Meeting of Shareholders of Packaging Corporation of America will be held at the company's corporate offices located at 1900 West Field Court, Lake Forest, Illinois, on Wednesday, May 14, 2003, beginning at 8:30 a.m., local time. The purpose of the meeting is to:

  •
  Elect directors for a term to expire at the 2004 Annual Meeting of Shareholders;

  •
  Ratify appointment of Ernst & Young LLP as our independent auditors; and

  •
  Consider any other matters that properly come before the meeting.

        Only shareholders of record at the close of business on March 18, 2003 are entitled to receive notice of and to vote at the meeting or any postponement or adjournment thereof. We have enclosed a copy of our Annual Report to Shareholders (including our Annual Report on Form 10-K), a proxy solicited by our Board of Directors and our Proxy Statement.

Your vote is important. Whether you plan to attend the meeting or not, you are urged to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided, which requires no postage if mailed from within the United States. Voting instructions are contained on the proxy card and the attached Proxy Statement. If you attend the meeting and wish to vote in person, you may do so.

                      By Order of the Board of Directors,

                      Richard B. West
                      Senior Vice President, Chief Financial Officer
                      and Corporate Secretary

April 15, 2003

TABLE OF CONTENTS

ABOUT THE MEETING	1
What is the purpose of the annual meeting?	1
What are the voting recommendations of the Board of Directors?	1
Who is entitled to vote at the meeting?	1
Who can attend the meeting?	2
What constitutes a quorum?	2
How do I vote?	2
What if I vote and then change my mind?	2
What vote is required to approve each item?	2
How are we soliciting this proxy?	3
BOARD OF DIRECTORS	4
Nominating Committee	6
Compensation Committee	6
Audit Committee	6
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	8
EXECUTIVE COMPENSATION	9
Compensation of Executive Officers	9
Employment, Contracts and Termination of Employment and Change-in-Control Arrangements	12
Management Equity Agreements	13
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	13
PERFORMANCE GRAPH	15
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT	16
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
CERTAIN TRANSACTIONS AND RELATIONSHIPS	19
SHAREHOLDER PROPOSALS AND NOMINATIONS	20
OTHER MATTERS	21

PACKAGING CORPORATION OF AMERICA
1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-3000

PROXY STATEMENT

        This proxy statement contains information related to our 2003 Annual Meeting of Shareholders to be held on May 14, 2003, at 8:30 a.m., local time, at PCA's corporate offices located at 1900 West Field Court, Lake Forest, Illinois, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors. The proxy materials relating to the annual meeting are first being mailed on or about April 15, 2003 to shareholders entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the following:

  •
  to elect the directors for a term to expire at the 2004 Annual Meeting of Shareholders; and

  •
  to ratify the appointment of Ernst & Young LLP as our independent auditors.

        In addition, our management will report on the performance of PCA during fiscal year 2002, and consider any other matters that properly come before the meeting.

What are the voting recommendations of the Board of Directors?

        The Board recommends that you vote your shares:

  •
  FOR each of the directors (see page 4).

  •
  FOR ratification of the appointment of Ernst & Young LLP as PCA's independent auditors (see page 8).

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on the record date, March 18, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Except as otherwise required by law, holders of our common stock are entitled to one vote per share on each matter to be voted upon at this annual meeting.

        As of the record date, we had 104,580,090 shares of our common stock outstanding (after deducting an aggregate of 28,300 shares held in treasury).

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting upon presentation of proper identification. Registration and seating will begin at 8:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

        Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock on the record date will constitute a quorum for our meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        You can vote on matters to come before the meeting in two ways:

  •
  By completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

  •
  By completing, dating and signing a written ballot at the meeting.

        Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, the individuals named on the proxy card will vote your shares for each of the directors and the ratification of the appointment of Ernst & Young LLP. We are not aware of any other matters to be presented at the meeting; however, the individuals named in the proxy card will vote your shares as recommended by the Board, or if no recommendation is given, in their own discretion, with respect to any other matter that properly comes before the meeting.

What if I vote and then change my mind?

        You may revoke your proxy at any time before it is exercised by:

  •
  filing with the Secretary of PCA a notice of revocation;

  •
  sending in another duly executed proxy bearing a later date; or

  •
  attending the meeting and casting your vote in person.

        Your last vote will be the vote that is counted.

What vote is required to approve each item?

        Election of Directors.    The Board of Directors will be elected by a plurality vote, meaning that the seven nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The withholding of authority by a shareholder, including "broker non-votes" (discussed below), will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

        Other Proposals.    For each other proposal, the affirmative vote of the holders of a majority of our common stock represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against the proposal.

        Effect of Broker Non-Votes.    If you do not provide your broker or other nominee with instructions on how to vote your "street name" shares, your broker or nominee may not be permitted to vote them. You should therefore be sure to provide your broker or nominee with instructions on how to vote your shares.

        If you do not give voting instructions to your broker or nominee, you will, in effect, be voting against the appointment of Ernst & Young LLP, unless you appear in person at the annual meeting and vote in favor of these proposals. As discussed above, a "broker non-vote" will have no effect on the outcome of the election of directors.

How are we soliciting this proxy?

        We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated with this solicitation. Some of the officers and other employees of PCA also may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and to obtain proxies.

BOARD OF DIRECTORS

        This section gives biographical information about our directors and describes their membership on Board committees, their attendance at meetings and their compensation. This section also sets forth the first proposal on the agenda for the annual meeting.

What is the makeup of the Board of Directors?

        Our Second Amended and Restated By-Laws provide that the number of directors shall be set by the Board of Directors. The number of directors is currently seven. The directors serve until the following annual meeting of the shareholders. The shareholders elect all of the members of the Board of Directors each year.

Election of Directors (Item No. 1 on Proxy Card)
For Term Expiring at 2004 Annual Meeting

        The following seven nominees, each of whom currently serves as a director of PCA, are proposed to be elected at this annual meeting to serve for an annual term that will expire at the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified.

        The persons named as proxy voters in the accompanying proxy card, or their substitutes, will vote for these nominees for directors, each of whom has been designated as such by the Nominating Committee of the Board of Directors. If, for any reason not presently known, any of the nominees is not available for election, another person or other persons who may be nominated by the Nominating Committee will be voted for at the discretion of the proxy voters, unless the Board reduces the number of directors accordingly. Provided a quorum is present in person or by proxy, directors will be elected by a vote of a plurality of the shares voted.

        You may vote for or withhold your vote from the Director nominees. The Board of Directors, based upon the recommendation of the Nominating Committee, recommends that you vote for all of the nominees listed below.

        Brief statements setting forth the age at March 18, 2003, the principal occupation, employment during the past five years, the year in which first elected a director, and other information concerning each nominee appear below.

        Nominees standing for election are:

Paul T. Stecko is 58 years old and has served as Chief Executive Officer of PCA since January 1999 and as Chairman of PCA since March 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco. From December 1993 through January 1997, Mr. Stecko served as President and Chief Executive Officer of Tenneco Packaging Inc. Prior to joining Tenneco Packaging, Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko is a member of the board of directors of Pactiv Corporation, Tenneco Automotive Inc., State Farm Mutual Insurance Company, American Forest and Paper Association and Cives Corporation.

Henry F. Frigon is 68 years old and has served as a director of PCA since February 2000. Mr. Frigon served as Chairman, President and CEO of Carstar, Inc., a provider of collision repair services, from June 1998 until his retirement in February 2001. Since 1994, he has been a private investor and business consultant. Mr. Frigon served as Executive Vice President—Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1990 through 1994. He retired as President and Chief Executive Officer of BATUS, Inc. in March 1990 after serving with the company for over 10 years. Mr. Frigon is a member of the board of directors of H&R Block, Inc., Buckeye Technologies, Inc., Dimon, Inc., Sypress Solutions, Inc. and Tuesday Morning Inc.

Louis A. Holland is 61 years old and has served as a director of PCA since March 2001. In 1991, Mr. Holland founded Holland Capital Management LP, and has served as Managing Partner and Chief Investment Officer since that date. Mr. Holland is also President and Chief Executive Officer of HCM Investment Inc. Mr. Holland is frequently a guest on several media series including "Wall Street Week with Louis Ruykeyser," "The Financial News Network," "CNN's Moneyline" and others. Mr. Holland is a member of the board of directors of the National Association of Securities Professionals, Northwestern Memorial Hospital, American Governing Board of Colleges and Universities, Northwestern Mutual Series Fund and Mason Street Funds, Inc., and a number of charitable organizations.

Justin S. Huscher is 49 years old and has served as a director of PCA since March 1999 and served as Assistant Secretary of PCA from April 1999 through January 2000. Mr. Huscher has been employed principally by Madison Dearborn Partners, Inc. since 1993 and currently serves as a Managing Director. From 1990 until 1993, Mr. Huscher served as Senior Investment Manager of First Chicago Venture Capital. Mr. Huscher is a member of the board of directors of Jefferson Smurfit Group PLC and Bay State Paper Holding Company.

Samuel M. Mencoff is 46 years old and has served as a director of PCA since January 1999 and served as Vice President of PCA from January 1999 through January 2000. Mr. Mencoff has been employed principally by Madison Dearborn Partners, Inc. since 1993 and currently serves as a Managing Director. From 1987 until 1993, Mr. Mencoff served as Vice President of First Chicago Venture Capital. Mr. Mencoff is a member of the board of directors of Jefferson Smurfit Group PLC, Bay State Paper Holding Company, Buckeye Technologies, Inc. and Riverwood Holding, Inc.

Thomas S. Souleles is 34 years old and has served as a director of PCA since March 1999 and served as Assistant Secretary of PCA from April 1999 through January 2000. From January 1999 to April 1999, Mr. Souleles served as a Vice President and Secretary of PCA. Mr. Souleles has been employed principally by Madison Dearborn Partners, Inc. since 1995 and currently serves as a Managing Director. Mr. Souleles is a member of the board of directors of Jefferson Smurfit Group PLC and Bay State Paper Holding Company.

Rayford K. Williamson is 77 years old and has served as a director of PCA since February 2000. Prior to his retirement in 1998, Mr. Williamson served as Senior Vice President of B E & K, Inc., a construction and engineering consulting firm, from 1995 to 1998. Prior to that time, Mr. Williamson was President of B E & K Engineering Company from 1989 to 1995 and Vice President of B E & K Engineering Company from 1985 to 1989. From 1951 to 1985, Mr. Williamson was employed by International Paper. Mr. Williamson currently serves as Director Emeritus of B E & K, Inc.

        The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

How are directors compensated?

        PCA does not currently compensate inside directors for serving as a director or on committees of the Board of Directors or pay inside directors any fees for attendance at meetings of the Board. Inside directors are those who also serve as members of management or who are affiliated with PCA's largest shareholder. PCA compensates outside directors $2,000 per regular meeting attended of the Board of Directors and $2,000 per meeting attended of any committee of the Board of Directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Each outside Director also receives an annual grant of options to purchase 7,000 shares of PCA's common stock as additional incentive compensation for service on the Board of Directors. These options are granted at 100% of the fair market value on the date of such grant and vest immediately.

How often did the Board meet during fiscal 2002?

        The Board of Directors met four times during fiscal 2002. Each member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he was a member during the portion of the fiscal year that he served as a director or committee member, with the majority of the directors attending 100% of all meetings.

What committees has the Board established?

        The Board of Directors has standing Compensation, Audit and Nominating Committees, each consisting of non-management directors. The Nominating Committee was established by the Board of Directors on February 4, 2003.

Name	Nominating Committee	Compensation Committee	Audit Committee
Henry F. Frigon			X
Louis A. Holland	X		X
Justin S. Huscher	X
Samuel M. Mencoff		X
Thomas S. Souleles	X	X
Rayford K. Williamson		X	X

Nominating Committee

        The current members of the Nominating Committee are Louis A. Holland, chairman, Justin S. Huscher and Thomas S. Souleles. The Committee met for the first time on March 18, 2003. The Committee's responsibilities include the selection of potential candidates for director and the recommendation of the slate of nominee candidates to the Board for election at an annual meeting of shareholders. The Committee does not consider nominees recommended by shareholders, but PCA's By-Laws provide a procedure for shareholders to recommend candidates for director at an annual meeting. For more information, see page 20 under "Shareholder Proposals and Nominations."

Compensation Committee

        The current members of the Compensation Committee are Samuel M. Mencoff, chairman, Thomas S. Souleles and Rayford K. Williamson. The Committee met twice during the last fiscal year. The purpose of the Committee is to establish and execute compensation policies and programs for PCA's executives and employees. For example, the Compensation Committee recommends the compensation arrangements for senior management. It also determines the allocation of amounts to be paid under PCA's incentive compensation plan and options to be granted under its stock option plan.

Audit Committee

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other PCA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

Report of the Audit Committee

        The Audit Committee of the Board of Directors is governed by a written charter approved by the Board of Directors. A copy of this charter was included in PCA's April 2001 Proxy Statement. The Audit Committee is currently composed of three directors, all of whom are independent directors as defined in Rule 303.01 of the New York Stock Exchange listing standards. The Board of Directors has determined that Henry F. Frigon qualifies as an audit committee financial expert based upon his experience and independence of PCA management. The Audit Committee has furnished the following report on the functions performed by the Committee and its membership:

        The Audit Committee oversees PCA's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling the Committee's oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of PCA's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee discussed with the independent auditors their auditors' independence from management and PCA, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with their auditors' independence.

        In addition, the Committee discussed with PCA's internal auditors and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of PCA's internal controls, and the overall quality of PCA's financial reporting. The Committee held eight meetings during fiscal year 2002.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of PCA's independent auditors.

                      Audit Committee Members
                      Henry F. Frigon, Chairman
                      Louis A. Holland
                      Rayford K. Williamson

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item No. 2 on Proxy Card)

        The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as PCA's independent auditors for the fiscal year ending December 31, 2003, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Ernst & Young LLP has audited PCA's financial statements since PCA's inception in 1999. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

Fees to Independent Auditors

        Audit Fees.    Fees for audit services totaled approximately $370,000 in 2002 and approximately $299,000 in 2001, including fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q.

        Audit-Related Fees.    Fees for audit-related services totaled approximately $265,220 in 2002 and approximately $658,900 in 2001. Audit-related services principally include internal audit services, benefit plan audits and accounting consultations.

        Tax Fees.    Tax fees include fees for tax compliance, tax advice and tax planning services. PCA did not pay any tax fees to Ernst & Young LLP in 2002 or 2001.

        All Other Fees.    This category comprises all fees billed by Ernst & Young LLP to PCA not included in the previous three categories. PCA did not pay any other fees to Ernst & Young LLP in 2002 or 2001.

        The Audit Committee has considered whether the services described above are compatible with maintaining Ernst & Young LLP's independence and has determined that such services have not adversely affected Ernst & Young LLP's independence. PCA entered into an agreement on March 1, 2002, with Jefferson Wells International for internal audit services. This was done after Ernst & Young informed PCA that they would no longer be offering internal audit services to clients for which they also serve as the independent auditor.

Shareholder Ratification

        Shareholder ratification of the appointment of Ernst & Young LLP as PCA's independent auditors is not required by our By-Laws or otherwise. However, the Board is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in the best interests of PCA and its shareholders.

The Board of Directors, based upon the recommendation of the Audit Committee, unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as PCA's independent auditors for fiscal year 2003.

EXECUTIVE COMPENSATION

        This section contains charts and other information that show the amount of compensation earned by our Chief Executive Officer and by our four other most highly compensated executive officers. It also contains the Report of the Compensation Committee explaining the compensation philosophy for our most highly paid officers.

Compensation of Executive Officers

        Summary Compensation Table.    The following table sets forth information relating to the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers").

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(2)	Options Granted(#)	All Other Compensation
Paul T. Stecko Chairman and Chief Executive Officer	2002 2001 2000	$725,016 679,178 621,000	$540,000 680,000 770,000	$82,269 87,069 78,402	100,000 120,000 125,000	$553,732(3 656,240(4 343,423(5	) ) )
William J. Sweeney Executive Vice President—Corrugated Products	2002 2001 2000	412,824 394,220 369,600	220,000 265,000 315,000	39,034 30,000 30,000	43,000 48,000 50,000	532,923(3 31,374(4 51,101(5	) ) )
Mark W. Kowlzan Senior Vice President—Containerboard	2002 2001 2000	278,112 245,840 202,605	160,000 190,000 225,000	25,000 20,000 20,000	25,000 28,000 30,000	3,304(3 15,196(4 64,516(5	) ) )
Richard B. West Senior Vice President, Chief Financial Officer and Corporate Secretary	2002 2001 2000	278,112 247,090 205,944	160,000 190,000 175,000	30,000 20,000 20,000	21,000 24,000 25,000	17,154(3 24,034(4 87,027(5	) ) )
Andrea L. Davey(1) Vice President—Human Resources	2002 2001 2000	150,870 170,838 156,528	— 65,000 100,000	16,000 12,000 12,000	14,600 17,000 18,000	9,480(3 15,943(4 15,050(5	) ) )
Stephen T. Calhoun(1) Vice President—Human Resources	2002	138,635	40,000	—	5,500	8,085(3)

(1)
Andrea L. Davey resigned her position with PCA in November 2002. At that time, Stephen T. Calhoun was promoted to the position of Vice President - Human Resources and was named an executive officer of PCA.
(2)
For the year 2002, represents perquisite allowances of $60,000, $30,000, $25,000, $30,000 and $16,000 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Ms. Davey, respectively. For the years 2001 and 2000, represents perquisite allowances of $60,000, $30,000, $20,000, $20,000 and $12,000 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Ms. Davey, respectively. For Mr. Stecko, represents an additional amount paid for legal, tax and financial planning of $22,269 in 2002, $27,069 in 2001, and $18,402 in 2000. For Mr. Sweeney, represents an additional amount paid for club membership dues of $9,034 in 2002.
(3)
Includes amounts paid for the following items in 2002: (a) the taxable dollar values for company provided group life insurance of $6,990, $11,456, $3,304, $2,692, $1,671 and $935 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West, Ms. Davey and Mr. Calhoun, respectively;

  (b) reimbursement of interest payments made in connection with the 1999 management equity agreements of $109,041 for Mr. Stecko; (c) a special award of $400,000 paid to Mr. Stecko in recognition of continued improvement in the financial position of the company; (d) the amounts contributed pursuant to PCA's 401(k) plans for the accounts of Mr. Stecko, Mr. Sweeney, Mr. West, Ms. Davey and Mr. Calhoun of $37,701, $21,467, $14,462, $7,809 and $7,150, respectively; and (e) a retention bonus in the amount of $500,000 paid to Mr. Sweeney under the terms of a memorandum from PCA to Mr. Sweeney dated April 16, 1999.

(4)
Includes amounts paid for the following items in 2001: (a) the taxable dollar values paid by PCA for company provided benefits such as insurance premiums under the group life insurance plan of $6,973, $10,875, $2,892, $1,567 and $2,727 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Ms. Davey, respectively; (b) partial reimbursement of interest payments made in connection with the 1999 management equity agreements of $113,950, $12,304, $9,618 and $4,332 for Mr. Stecko, Mr. Kowlzan, Mr. West and Ms. Davey, respectively; (c) special award of $500,000 paid to Mr. Stecko in recognition of significant debt reduction accomplishments; and (d) the amounts contributed pursuant to PCA's 401k plans for the accounts of Mr. Stecko, Mr. Sweeney, Mr. West and Ms. Davey of $35,317, $20,499, $12,849 and $8,884, respectively.
(5)
Includes amounts paid for the following items in 2000: (a) the taxable dollar values paid by PCA for company provided benefits such as insurance premiums under the group life insurance plan of $11,499, $10,037, $2,400, $3,953 and $1,909 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Ms. Davey, respectively; (b) partial reimbursement of interest payments made in connection with the 1999 management equity agreements of $49,218, $20,983, $10,500, $7,399 and $5,028 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Ms. Davey, respectively; (c) special one-time bonuses paid in recognition of their efforts in the successful completion of the woodlands sales of $250,000 and $65,000 for Mr. Stecko and Mr. West, respectively; (d) the amounts contributed pursuant to PCA's 401k plans for the accounts of Mr. Stecko, Mr. Sweeney, Mr. West and Ms. Davey of $32,706, $20,081, $10,675 and $8,113, respectively; and (e) $51,616 in relocation expenses paid to Mr. Kowlzan.

        Option Grants Table.    The following table shows aggregate grants of options during fiscal year 2002 to the Named Executive Officers and the potential realizable value of unexercised options at assumed annual rates of stock price appreciation.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)
		Percentage of Total Options Granted To Employees In Fiscal Year
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Paul T. Stecko	100,000	11.5%	$19.55	06/12/12	$1,229,000	$3,116,000
William J. Sweeney	43,000	4.9%	19.55	06/12/12	702,620	1,514,030
Mark W. Kowlzan	25,000	2.9%	19.55	06/12/12	408,500	880,250
Richard B. West	21,000	2.4%	19.55	06/12/12	343,140	739,410
Andrea L. Davey	14,600	1.7%	19.55	06/12/12	238,564	514,066
Stephen T. Calhoun	5,500	0.6%	19.55	06/12/12	89,870	193,655

(1)
These options are not currently exercisable and are subject to a four year vesting schedule.

(2)
Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of PCA's common stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

        Option Exercises and Year-End Value Table.    The following table shows aggregate exercises of options during fiscal year 2002 by the Named Executive Officers and the aggregate value of unexercised options held by each Named Executive Officer as of December 31, 2002.

Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at Year End(1)		Value of Unexercised In-the-Money Options at Year End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul T. Stecko	0	$0	1,478,500	252,500	$19,446,540	$636,600
William J. Sweeney	148,400	2,253,334	237,000	104,000	2,926,880	254,640
Mark W. Kowlzan	100,000	1,431,000	197,900	61,000	2,520,851	151,140
Richard B. West	0	0	234,100	51,500	3,046,004	127,320
Andrea L. Davey	0	0	18,830	0	144,195	0
Stephen T. Calhoun	0	0	27,255	12,625	335,715	30,023

(1)
Based on the closing market price of PCA's common stock on December 31, 2002, which was $18.24 per share.

        Authorization of Securities under Equity Compensation Plans.    Securities authorized for issuance under equity compensation plans at December 31, 2002 are as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (a)
Equity compensation plans approved by security holders	6,474,102	$9.10	1,602,600
Equity compensation plans not approved by security holders	—	—	—

Total	6,474,102	$9.10	1,602,600

(a)
Excludes securities reflected in the first column, "Number of securities to be issued upon exercise of outstanding options and rights."

        See Note 2 to the audited consolidated financial statements included in PCA's 2002 Annual Report on Form 10-K for information about the material features of our equity compensation plans.

        Pension Plan Table.    Pursuant to a human resources agreement between PCA and its former parent company, Pactiv Corporation, PCA remains a participating employer in a tax-qualified, defined benefit pension plan sponsored by Pactiv (the "Pactiv Retirement Plan"). See Note 5 to the audited consolidated financial statements for a description of this agreement. Employees hired prior to the consummation of PCA's separation from Pactiv on April 12, 1999 may remain active plan participants in the Pactiv Retirement Plan through April 12, 2004, including the Named Executive Officers. Except for Mr. Stecko, the Named Executive Officers are also participants in a Supplemental Executive Retirement Plan sponsored by Pactiv. Mr. Stecko is covered under a separate Supplemental Executive Retirement Plan that is described in the section entitled "Executive Compensation—Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

        The following table shows the aggregate estimated combined annual benefits provided under the provisions of the Pactiv Retirement Plan and the Pactiv Supplemental Executive Retirement Plan, payable as a life annuity, upon normal retirement, to persons in specified salary and years-of-service classifications.

Pension Plan Table
Pactiv Retirement—Plans Estimated Total Annual Retirement Benefits*
(expressed as an age 65 single life annuity)

	Years of Service
Remuneration	5	10	15	20	25	30	35
$250,000	$19,643	$39,286	$58,929	$78,571	$98,214	$117,857	$137,500
$300,000	$23,571	$47,143	$70,714	$94,286	$117,857	$141,429	$165,000
$350,000	$27,500	$55,000	$82,500	$110,000	$137,500	$165,000	$192,500
$400,000	$31,429	$62,857	$94,286	$125,714	$157,143	$188,571	$220,000
$450,000	$35,357	$70,714	$106,071	$141,429	$176,786	$212,143	$247,500
$500,000	$39,286	$78,571	$117,857	$157,143	$196,429	$235,714	$275,000
$550,000	$43,214	$86,429	$129,643	$172,857	$216,071	$259,286	$302,500
$600,000	$47,143	$94,286	$141,429	$188,571	$235,714	$282,857	$330,000
$650,000	$51,071	$102,143	$153,214	$204,286	$255,357	$306,429	$357,500
$700,000	$55,000	$110,000	$165,000	$220,000	$275,000	$330,000	$385,000
$750,000	$58,929	$117,857	$176,786	$235,714	$294,643	$353,571	$412,500
$800,000	$62,857	$125,714	$188,571	$251,429	$314,286	$377,143	$440,000
$850,000	$66,786	$133,571	$200,357	$267,143	$333,929	$400,714	$467,500
$900,000	$70,714	$141,429	$212,143	$282,857	$353,571	$424,286	$495,000
$950,000	$74,643	$149,286	$223,929	$298,571	$373,214	$447,857	$522,500
$1,000,000	$78,571	$157,143	$235,714	$314,286	$392,857	$471,429	$550,000
$1,050,000	$82,500	$165,000	$247,500	$330,000	$412,500	$495,000	$577,500
$1,100,000	$86,429	$172,857	$259,286	$345,714	$432,143	$518,571	$605,000
$1,150,000	$90,357	$180,714	$271,071	$361,429	$451,786	$542,143	$632,500
$1,200,000	$94,286	$188,571	$282,857	$377,143	$471,429	$565,714	$660,000
$1,250,000	$98,214	$196,429	$294,643	$392,857	$491,071	$589,286	$687,500
$1,300,000	$102,143	$204,286	$306,429	$408,571	$510,714	$612,857	$715,000
$1,350,000	$106,071	$212,143	$318,214	$424,286	$530,357	$636,429	$742,500
$1,400,000	$110,000	$220,000	$330,000	$440,000	$550,000	$660,000	$770,000

*
This table includes estimated benefit amounts from the Pactiv Retirement Plan and the Pactiv Supplemental Executive Retirement Plan of which PCA is a participating employer.

        The benefits shown above are based on years of credited participation and the employee's final average compensation, which is comprised of salary and bonus earned during the final 60 full months of employment while covered as a plan participant. These benefits are not subject to any deduction for Social Security or other offset amounts. The years of credited participation for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West, Ms. Davey and Mr. Calhoun are 8 years, 11 years and 7 months, 5 years and 7 months, 6 years and 4 months, 7 years and 12 years and 9 months, respectively. Refer to the Summary Compensation Table for salary and bonus information for these individuals.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Under the terms of letter agreements entered into with Mr. Stecko on January 25, 1999 and May 19, 1999, PCA pays Mr. Stecko a base salary of $600,000 per annum, subject to increases approved by the Board, and has agreed to pay Mr. Stecko an annual bonus of not less than $500,000 with respect to each of the fiscal years 1999, 2000 and 2001, and an annual perquisite allowance of not less than $60,000 payable in cash. In addition, PCA paid Mr. Stecko a signing bonus payment of $1 million, the net proceeds of which, under the terms of the letter agreements, were invested in common stock of PCA. If PCA terminates Mr. Stecko without cause, he is entitled to receive an amount equal to three times the sum of his base salary plus the amount of the highest annual bonus paid to him during the previous three year period.

        Under the terms of a letter of agreement dated May 19, 1999, PCA established a Supplemental Executive Retirement Plan under which we will provide Mr. Stecko with a supplemental pension benefit calculated on the basis of the following formula: (annual salary + bonus) × (years of service) × (.0167), where "years of service" equals years of service with PCA + five years. The benefit is payable in a lump sum at Mr. Stecko's election, with the lump sum determined using the following factors: the interest rate used will be the annual rate of interest of 30-year Treasury Securities as specified by the IRS for the second calendar month preceding the first day of the plan year during which the annuity starting date occurs and the applicable mortality table described in Revenue Ruling 95-6, 1995-1 CB 80. These benefits are payable upon Mr. Stecko's separation from service but, with respect to benefit commencement prior to age 62, there will be a 4% per year reduction for early payment.

Management Equity Agreements

        PCA entered into management equity agreements in June 1999 with 125 of its management-level employees, including the Named Executive Officers. Under these agreements, PCA sold 3,132,800 shares of common stock to 113 of these employees at $4.55 per share, the same price per share at which our largest shareholder purchased equity in the April 12, 1999 transactions. PCA initially guaranteed bank financing in the amount of $5,200,000 (currently $2.1 million) in the aggregate to enable some of these members of PCA's management to purchase equity under their respective management equity agreements. The amount of bank financing guaranteed by PCA with respect to any employee did not exceed 50% of the purchase price paid by the employee under his or her management equity agreement.

        The management equity agreements also provided for the grant of options to purchase up to an aggregate of 6,569,200 shares of PCA's common stock at the same price per share at which our largest shareholder purchased common stock in the April 12, 1999 transactions. These options became exercisable upon completion of PCA's initial public offering.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other PCA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

        The Compensation Committee of the Board of Directors is comprised of directors who are not employees. Neither Mr. Mencoff nor Mr. Souleles were compensated when they served as officers of PCA. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2002:

Report of the Compensation Committee on Executive Compensation

        Background.    This report on executive compensation is furnished by the Compensation Committee of the Board of Directors, which is composed of three non-employee directors, and which is responsible for establishing and overseeing PCA's executive compensation programs.

        The Committee determines compensation for executive officers using the same guiding principles that are in place for all PCA associates, a clear focus on paying for performance, and a strong realization of the competitive market place for talented individuals.

        In determining the total compensation package for the executives, the Committee relies upon national and industry salary surveys giving consideration to a peer group comprised of Forest and Paper Products companies. The total compensation package for the executives consists of a base salary, an annual incentive, and a long-term incentive in the form of stock option grants.

        PCA executives participate in an annual incentive compensation plan designed to reinforce a results oriented management culture. The plan contains financial and non-financial measures. Financial performance targets are established using the Annual Operating Plan. The award pool established under the plan is equivalent to the sum of the individual target awards. Quantitative factors such as cash management/debt reduction, environmental performance, and safety and health performance can be used to adjust the award pool plus or minus 25% at the discretion of the Board. Qualitative factors such as customer satisfaction and change leadership can be used to adjust the award pool plus or minus 10% at the discretion of the Board. Lastly, at the discretion of the Board, the award pool can be adjusted based on PCA's growth of Total Return to Shareholders as measured against peer companies.

        PCA's Long Term Equity Incentive Plan provides, among other things, that stock options and restricted stock awards may be granted to the CEO, executive officers, and other key associates who contribute to the long-term success of the company. Targeted long-term incentive compensation for 2002 was delivered exclusively in the form of non-qualified stock options.

        The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code which generally limits the annual tax deductibility of compensation paid to each named executive to $1 million. To the extent possible, the Committee intends to preserve the federal income tax deductibility, but may choose to provide compensation that may not be deductible if it believes that such payments are in the best overall interests of PCA and its shareholders.

        CEO Compensation.    The chief executive officer's compensation package is determined using PCA's guiding principles as described above. Mr. Stecko's year 2002 base salary of $725,016 is slightly lower than the median base salaries paid to individuals in similar positions in similar revenue sized forest and paper product companies. Mr. Stecko's total cash compensation (base salary plus annual incentive) is below the 75th percentile of like sized companies, which is consistent with PCA's compensation philosophy of providing annual incentive opportunities that provide reward potential for exceptional performance.

                      Compensation Committee Members
                      Samuel M. Mencoff, Chairman
                      Thomas S. Souleles
                      Rayford K. Williamson

PERFORMANCE GRAPH

        The following performance graph compares the cumulative total return on PCA's common stock from January 28, 2000 (the first day on which PCA's common stock began trading on the New York Stock Exchange), through December 31, 2002, with the cumulative total return of: (i) Standard & Poor's 500 Stock Index; (ii) Standard & Poor's Smallcap 600 Index; (iii) Standard & Poor's Midcap 400 Index; and (iv) Standard & Poor's Forest Products Index. The stock performance shown in this graph represents past performance and should not be considered an indication of future performance of PCA's common stock.

COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*
AMONG PACKAGING CORPORATION OF AMERICA

  *
  $100 invested on 1/28/00 in stock or on 12/31/99 in index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	Packaging Corporation of America	S&P 500	S&P Smallcap 600	S&P Midcap 400	S&P Forest Products
January 28, 2000(1)	$100.00	$100.00	$100.00	$100.00	$100.00
March 2000	87.50	102.29	105.82	112.69	80.41
June 2000	84.38	99.58	106.89	108.97	58.91
September 2000	92.19	98.61	110.41	122.21	54.55
December 2000	134.38	90.89	111.80	117.51	68.82
March 2001	110.00	80.12	104.46	104.85	69.60
June 2001	129.42	84.81	118.77	118.64	76.63
September 2001	128.75	72.36	98.69	98.99	65.95
December 2001	151.25	80.09	119.11	116.79	74.53
March 2002	164.92	80.31	127.41	124.65	87.79
June 2002	165.75	69.55	119.09	113.04	89.53
September 2002	145.92	57.54	96.93	94.34	61.27
December 2002	152.00	62.39	101.69	99.84	69.95

(1)
The initial measurement point for the performance graph assumes a $100 investment in PCA's common stock on January 28, 2000 and in each S&P index on December 31, 1999. In addition, the cumulative total returns assume reinvestment of any dividends.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL
SHAREHOLDERS, DIRECTORS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of PCA's common stock as of February 14, 2003 by (a) each person or group of affiliated persons who is known by PCA to own beneficially more than 5% of the common stock, (b) each of PCA's directors, (c) each of PCA's executive officers and (d) all directors and executive officers of PCA as a group. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all the shares of common stock owned by them.

Name	Number(1)	Percent
PCA Holdings LLC(2) c/o Madison Dearborn Partners, LLC Three First National Plaza Chicago, Illinois 60602	44,538,010	42.6%
Iridian Asset Management LLC, et. al.(3) 276 Post Road West Westport, Connecticut 06880	5,930,657	5.7%
Wellington Management Company, LLP(4) 75 State Street Boston, Massachusetts 02109	5,236,100	5.0%
Paul T. Stecko(5)	2,183,500	2.0%
William J. Sweeney(6)	237,000	*
Mark W. Kowlzan(7)	360,700	*
Richard B. West(8)	283,320	*
Stephen T. Calhoun(9)	40,895	*
Samuel M. Mencoff(10)	44,131,010	42.2%
Justin S. Huscher(11)	44,131,010	42.2%
Thomas S. Souleles(12)	44,131,010	42.2%
Henry F. Frigon(13)	29,200	*
Louis A. Holland(14)	15,000	*
Rayford K. Williamson(15)	21,000	*
All directors and executive officers as a group (11 persons)(16)	47,301,625	44.3%

*
Denotes ownership of less than one percent.

(1)
Includes the number of shares and percentage ownership represented by the shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. Percentage ownership is based on 104,586,290 shares of common stock outstanding (after deducting an aggregate of 67,700 shares held in treasury) as of February 14, 2003. The number of shares beneficially owned by a person includes shares of common stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of February 14, 2003. These shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. These shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

(2)
The members of PCA Holdings include Madison Dearborn Capital Partners III, L.P. ("MDCP III") and two funds affiliated with MDCP III. MDCP III and its affiliated funds may be deemed to have beneficial ownership of 44,131,010 shares of common stock of PCA held by PCA Holdings. Shares beneficially owned by MDCP III and its affiliated funds may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P., the general partner or manager, as applicable, of each fund ("MDP III"), by Madison Dearborn, the general partner of MDP III and by a limited partner committee of MDP III.

(3)
This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2003 by Iridian Asset Management LLC on behalf of a group. The Schedule 13G states that shares are directly held as follows: Iridian Asset Management LLC, 4,537,757; First Eagle Fund of America, 1,117,900; Iridian Partners Fund, L.P., 72,400; Iridian Investors, L.P., 70,500; and Iridian Private Business Value Equity Fund, L.P., 132,100. According to the Schedule 13G, each of David L. Cohen and Harold J. Levy has shared voting and dispositive power over all 5,930,657 shares. Each of Iridian Asset Management LLC, The Governor and Company of the Bank of Ireland, IBI Interfunding, BancIreland/First Financial, Inc., and BIAM (US) Inc. has shared voting and dispositive power over 4,812,757 shares. COLE Partners LLC has shared voting and dispositive power over 275,000 shares. Iridian Partners Fund, L.P. has shared voting and dispositive power over 72,400 shares. Iridian Investors, L.P. has shared voting and dispositive power over 70,500 shares. Iridian Private Business Value Equity Fund, L.P. has shared voting and dispositive power over 132,100 shares.

(4)
In a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003, Wellington Management Company states that it is an investment adviser and may therefore be deemed to beneficially own 5,236,100 shares, which are held by its clients.

(5)
Mr. Stecko owns 133,000 shares of common stock of PCA, and the Paul T. Stecko 1999 Dynastic Trust owns 572,000 shares of common stock of PCA. Mr. Stecko may be deemed to have beneficial ownership of the shares of common stock of PCA owned by the Paul T. Stecko 1999 Dynastic Trust. Mr. Stecko also has an exercisable option to acquire 1,478,500 shares of common stock of PCA.

(6)
Mr. Sweeney has an exercisable option to acquire 237,000 shares of common stock of PCA.

(7)
Mr. Kowlzan has an exercisable option to acquire 197,900 shares of common stock of PCA.

(8)
Mr. West has an exercisable option to acquire 234,100 shares of common stock of PCA.

(9)
Mr. Calhoun has an exercisable option to acquire 27,255 shares of common stock of PCA.

(10)
Mr. Mencoff is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares owned by Madison Dearborn. Mr. Mencoff expressly disclaims beneficial ownership of the shares owned by Madison Dearborn.

(11)
Mr. Huscher is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares owned by Madison Dearborn. Mr. Huscher expressly disclaims beneficial ownership of the shares owned by Madison Dearborn.

(12)
Mr. Souleles is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares owned by Madison Dearborn. Mr. Souleles expressly disclaims beneficial ownership of the shares owned by Madison Dearborn.

(13)
Mr. Frigon has an exercisable option to acquire 21,000 shares of common stock of PCA.

(14)
Mr. Holland has an exercisable option to acquire 14,000 shares of common stock of PCA.

(15)
Mr. Williamson has an exercisable option to acquire 21,000 shares of common stock of PCA.

(16)
Includes 2,230,755 shares issuable upon exercise of currently exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except for one late filing by Mr. Calhoun, who became an executive officer of PCA in November 2002 and did not file a Form 3 related to the appointment until February 2003.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

        We believe that all of the transactions set forth below were made on an arms-length basis. All future transactions between us and our officers, directors, principal shareholders and affiliates will be approved by a majority of the board of directors, including a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Registration Rights Agreement

        PCA, PCA Holdings LLC and Pactiv Corporation entered into a registration rights agreement under which Pactiv, PCA Holdings and their affiliates and transferees have "demand" registration rights, which entitle them to cause PCA to register their securities of PCA under the Securities Act. Pactiv exercised one of its "demand" registration rights under this agreement in order to effect the registration of its shares of common stock for sale in the public offering of PCA's common stock on January 28, 2000. During 2001, Pactiv sold its remaining ownership in PCA common stock, and no longer is a party to the registration rights agreement. In addition, PCA Holdings and its affiliates and transferees have "piggyback" registration rights, which entitle them to cause PCA to include their securities in a registration in which PCA proposes to register any of its securities under the Securities Act. PCA Holdings and its affiliates are entitled to demand:

  (1)
  three "long form" registrations on Form S-1, or a similar long form, in which PCA will pay the registration expenses, other than underwriting discounts and commissions,

  (2)
  an unlimited number of "short form" registrations on Form S-2 or S-3, or a similar short form, in which PCA will pay the registration expenses, other than underwriting discounts and commissions, and

  (3)
  an unlimited number of "long form" registrations on Form S-1, or a similar long form, in which the requesting holders will pay the registration expenses.

        PCA Holdings and its affiliates will have equal priority, before any other holders of PCA's securities, to participate in any registrations of PCA's securities.

Services Agreement

        PCA entered into a holding company support agreement with PCA Holdings under which PCA agreed to reimburse PCA Holdings for all fees, costs and expenses, up to an aggregate amount of $250,000 per year, related to PCA Holdings' investment in PCA. These expenses include PCA Holdings' general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses, and any other expenses incurred by PCA Holdings as a result of its investment in PCA. No amounts were paid in fiscal year 2002 nor in any other year in which this agreement was effective.

SHAREHOLDER PROPOSALS AND NOMINATIONS

        Shareholder proposals for our 2004 Annual Meeting of Shareholders must be received at our principal executive offices by December 8, 2003, to be considered for inclusion in our proxy materials relating to our 2004 Annual Meeting.

        Shareholders may nominate directors or bring other business before the shareholders at our 2004 Annual Meeting of Shareholders by delivering written notice to our Corporate Secretary setting forth, as to each matter the shareholder proposes to bring before the 2004 Annual Meeting:

  (1)
  a brief description of the business desired to be brought before the 2004 Annual Meeting;

  (2)
  the name and address, as they appear in our books, of the shareholder proposing the business;

  (3)
  the number of shares of our common stock which are beneficially owned by the shareholder; and

  (4)
  any material interest of the shareholder in the business proposed to be brought before the 2004 Annual Meeting.

Notice of business proposed to be brought before the 2004 Annual Meeting must be received by our Corporate Secretary no earlier than February 14, 2004 and no later than March 16, 2004 to be presented at the 2004 Annual Meeting. Please note that this paragraph relates only to the matters you wish to bring before your fellow shareholders at the 2004 Annual Meeting. The requirements set forth in this paragraph are separate from the Securities and Exchange Commission's requirements set forth in the first paragraph of this section to have your proposal included in our proxy statement.

        We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

OTHER MATTERS

        As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

                      PACKAGING CORPORATION OF AMERICA

                      Richard B. West
                       Senior Vice President, Chief Financial Officer
                      and Corporate Secretary

April 15, 2003

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Packaging Corporation of America

1900 West Field Court
Lake Forest, IL 60045

This Proxy is Solicited on Behalf of the Board of Directors

P R O X Y	The undersigned hereby appoints PAUL T. STECKO, RICHARD B. WEST and SAMUEL M. MENCOFF as proxies (each with the power to act alone and to appoint his substitute) and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of Packaging Corporation of America held of record by the undersigned on March 18, 2003, at the annual meeting of stockholders to be held on May 14, 2003 and at any and all adjournments thereof. The undersigned also instructs Bankers Trust Company, a New York banking corporation, the trustee of the Packaging Corporation of America Retirement Savings Plan for Salaried Employees and the Packaging Corporation of America Thrift Plan for Hourly Employees, to vote, as designated herein, all shares votable by the undersigned and held of record by the trustee, if any. If there are any shares for which instructions are not timely received, the trustee of the plans will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received. All voting instructions for shares held of record by the plans shall be confidential.

Please sign and date on the reverse side and mail promptly in the enclosed postage-paid envelope or otherwise to EquiServe Trust Company, P.O. Box 8274, Edison, New Jersey 08818-9274.
SEE REVERSE SIDE	(Continued and to be signed on reverse side)	SEE REVERSE SIDE

PACKAGING CORPORATION OF AMERICA
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒    Please mark votes as in this example.

A vote "FOR" Proposals 1 and 2 is recommended by the Board of Directors:
1.	Election of Directors.
	Nominees:	(01) Henry F. Frigon, (02) Louis A. Holland, (03) Justin S. Huscher, (04) Samuel M. Mencoff, (05) Thomas S. Souleles, (06) Paul T. Stecko and (07) Rayford K. Williamson		2.	Proposal to ratify appointment of Ernst & Young LLP as independent auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐
		☐ For all nominees except as written above.		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments thereof.

If properly signed, dated and returned, this proxy will be voted as specified herein by the undersigned stockholder. If no choice is specified, this proxy will be voted "FOR" Proposals 1 and 2.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            ☐

				Please sign this proxy exactly as name appears hereon. Joint owners should all sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate title when signing. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature:	Date:	Signature:	Date:

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TABLE OF CONTENTS
ABOUT THE MEETING
BOARD OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item No. 2 on Proxy Card)
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS AND RELATIONSHIPS
SHAREHOLDER PROPOSALS AND NOMINATIONS
OTHER MATTERS